Calculation of Filing Fee Tables
S-3
CNB FINANCIAL CORP/PA
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, no par value per share	457(o)
		Equity	Preferred Stock, no par value per share	457(o)
		Equity	Depositary Shares	457(o)
		Debt	Debt Securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, no par value per share	415(a)(6)						S-3	333-272781	07/10/2023
Carry Forward Securities		Equity	Preferred Stock, no par value per share	415(a)(6)						S-3	333-272781	07/10/2023
Carry Forward Securities		Equity	Depositary Shares	415(a)(6)						S-3	333-272781	07/10/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-272781	07/10/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 150,000,000.00			S-3	333-272781	07/10/2023	$ 16,530.00
			Total Offering Amounts:				$ 150,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	There are being registered hereunder such indeterminate number of securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $150,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 of the rules and regulations under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The debt securities covered by this registration statement may be senior and/or subordinated debt securities of CNB Financial Corporation.

[2]	The registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $150,000,000 pursuant to a registration statement on Form S-3 (File No. 333-272781), which was initially filed with the Securities and Exchange Commission on June 20, 2023 and became effective on July 10, 2023 (the "Prior Registration Statement") and, in connection therewith, paid a filing fee of $16,530. All of such securities remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes the Unsold Securities, and the filing fee associated therewith (which amount is based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) will continue to be applied to the Unsold Securities. Accordingly, no registration fee is being paid herewith. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities pursuant to the Prior Registration Statement shall be deemed terminated as of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date